                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

------------------------------
In re:                        )
                              )         Chapter 11
MPOWER HOLDING CORPORATION,   )
                              )         Case No.  02-___________
                              )
                Debtor.       )         Jointly Administered
                              )
------------------------------
In re:                        )
                              )
MPOWER COMMUNICATIONS         )
CORP.,                        )
                              )
                Debtor.       )
                              )
------------------------------

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                               Douglas P. Bartner
                               Jonathan F. Linker
                               Jennifer R. Boyle
                               SHEARMAN & STERLING
                               599 Lexington Avenue
                               New York, New York  10022
                               (212) 848-4000

                                                and

                               Pauline K. Morgan (No. 3650)
                               YOUNG CONAWAY STARGATT & TAYLOR, LLP
                               The Brandywine Building Center
                               1000 West Street, 17th Floor
                               Wilmington, Delaware 19899-0391
                               (302) 571-6600

                               ATTORNEYS FOR DEBTORS AND
                               DEBTORS IN POSSESSION

                               Dated  April 8, 2002

                                TABLE OF CONTENTS

                                                                                                                             Page
                                                                                                                             ----
                                                           ARTICLE I

                                 DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

Section 1.1. Introduction................................................................................................     1
Section 1.2. Defined Terms...............................................................................................     1
Section 1.3. Rules of Interpretation and Computation of Time.............................................................     9

                                                           ARTICLE II

                                             ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.1. Administrative Claims.......................................................................................     9
Section 2.2. Priority Tax Claims.........................................................................................     9

                                                          ARTICLE III

                                  CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

Section 3.1. Classification..............................................................................................    10
Section 3.2. Claims Against and Equity Interests in Mpower Holding.......................................................    10
Section 3.3. Claims Against and Equity Interests in MCC..................................................................    10
Section 3.4. Acceptances and Rejections..................................................................................    11
Section 3.5. Treatment of Claims Against and Equity Interests in Mpower Holding..........................................    11
Section 3.6. Treatment of Claims Against and Equity Interests in MCC.....................................................    14

                                                           ARTICLE IV

                                                            CRAMDOWN

                                                           ARTICLE V

                                              MEANS FOR IMPLEMENTATION OF THE PLAN

Section 5.1. Continued Corporate Existence and Vesting of Assets in Reorganized Mpower Holding and
Reorganized MCC..........................................................................................................    17
Section 5.2. Cancellation of Notes, Instruments, Common Stock and Stock Options..........................................    17
Section 5.3. Issuance of New Securities; Execution of Related Documents..................................................    17
Section 5.4. Release of Liens and Perfection of Liens....................................................................    17
Section 5.5. Corporate Governance, Directors and Officers, and Corporate Action..........................................    18
Section 5.6. Sources of Cash for Plan Distribution.......................................................................    19
Section 5.7. Issuance of New Common Stock................................................................................    19
Section 5.8. Listing of Reorganized Mpower Holding Common Stock; Registration of Securities..............................    19
Section 5.9. Escrows.....................................................................................................    20
Section 5.10. New Key Employee Option Plan...............................................................................    20
Section 5.11. Partial Sale of Assets or Sale of All or Substantially All Assets..........................................    20

                                                           ARTICLE VI

                                     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.1. Assumption of Executory Contracts and Unexpired Leases......................................................    20
Section 6.2. Claims Based on Rejection of Executory Contracts or Unexpired Leases........................................    20
Section 6.3. Cure of Defaults for Assumed Executory Contracts and Unexpired Leases.......................................    21
Section 6.4. Indemnification of Directors, Officers and Employees........................................................    21
Section 6.5. Compensation and Benefit Programs...........................................................................    21

                                                          ARTICLE VII

                                               PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1. Distribution for Claims and Equity Interests Allowed as of the Effective Date...............................    21
Section 7.2. Distribution by the Reorganized Debtors; Distributions with Respect to the Mpower Holding 2010 Notes........    22
Section 7.3. Delivery and Distributions and Undeliverable or Unclaimed Distributions.....................................    22
Section 7.4. Distribution Record Date....................................................................................    23
Section 7.5. Timing and Calculation of Amounts to Be Distributed.........................................................    23
Section 7.6. Setoffs and Recoupments.....................................................................................    23
Section 7.7. Surrender of Canceled Instruments or Securities.............................................................    23
Section 7.8. Lost, Stolen, Mutilated or Destroyed Debt Securities........................................................    24
Section 7.9. Fractional Shares...........................................................................................    24
Section 7.10. Rounding and De Minimis Amounts............................................................................    24
Section 7.11. Manner of Payment under Plan of Reorganization.............................................................    24

                                                          ARTICLE VIII

                                            PROCEDURES FOR RESOLVING DISPUTED CLAIMS

Section 8.1. Characterization of Disputed Claims.........................................................................    25
Section 8.2. Prosecution of Objections to Claims and Equity Interests....................................................    25
Section 8.3. Estimation of Claims........................................................................................    25
Section 8.4. Payments and Distributions on Disputed Claims or Disputed Equity Interests..................................    25

                                                           ARTICLE IX

                               CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

Section 9.1. Conditions Precedent to Confirmation........................................................................    26
Section 9.2. Conditions Precedent to Consummation........................................................................    26
Section 9.3. Waiver of Conditions........................................................................................    26
Section 9.4. Effect of Non-Occurrence of Conditions to Consummation......................................................    26

                                                           ARTICLE X

                                           RELEASE, INJUNCTIVE AND RELATED PROVISIONS

Section 10.1. Releases...................................................................................................    26
Section 10.2. Avoidance and Recovery Actions.............................................................................    27
Section 10.3. Exculpation................................................................................................    28
Section 10.4. Injunction.................................................................................................    28

                                                           ARTICLE XI

                                                   RETENTION OF JURISDICTION

Section 11.1. Retention of Jurisdiction..................................................................................    28

                                                          ARTICLE XII

                                                    MISCELLANEOUS PROVISIONS

Section 12.1. Dissolution of Committees..................................................................................    30
Section 12.2. Payment of Statutory Fees..................................................................................    30
Section 12.3. Discharge of Debtors.......................................................................................    30
Section 12.4. Modification of Plan.......................................................................................    30
Section 12.5. Revocation or Withdrawal of Plan...........................................................................    30
Section 12.6. Successors and Assigns.....................................................................................    30
Section 12.7. Reservation of Rights......................................................................................    30
Section 12.8. Section 1145 Exemption.....................................................................................    31
Section 12.9. Headings...................................................................................................    31
Section 12.10. Governing Law.............................................................................................    31
Section 12.11. Severability..............................................................................................    31
Section 12.12. Implementation............................................................................................    31
Section 12.13. Inconsistency.............................................................................................    31
Section 12.14. Further Assurances........................................................................................    31
Section 12.15. Service of Documents......................................................................................    31
Section 12.16. Jurisdiction over Reorganized Mpower Holding and Reorganized MCC..........................................    32
Section 12.17. Exemption from Certain Transfer Taxes.....................................................................    32
Section 12.18. Compromise of Controversies...............................................................................    32
Section 12.19. No Admissions.............................................................................................    32
Section 12.20. Filing of Additional Documents............................................................................    33

EXHIBITS

Exhibit A - Amended Certificates of Incorporation and Amended By-Laws of Reorganized Debtors
Exhibit B - List of Directors of Reorganized Mpower Holding's Board of Directors and Reorganized MCC's Board of Directors
Exhibit C - Key Employee Option Plan for Reorganized Mpower Holding
Exhibit D - Form of Registration Rights Agreement

                      DEBTORS' JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                   ARTICLE I

         DEFINED TERMS, RULES OF INTERPRETATION AND COMPUTATION OF TIME

Section 1.1. Introduction

      Mpower Holding Corporation ("Mpower Holding") and Mpower Communications Corp. ("MCC"), debtors and Debtors-In-Possession in the above-captioned cases (together, the "Debtors"), hereby respectfully propose the following Joint Plan of Reorganization (as amended from time to time, and including all addenda, exhibits, schedules and other attachments hereto, as any of the same may be amended from time to time, all of which are incorporated by reference), in accordance with the Bankruptcy Code and Bankruptcy Rules and other applicable law. Reference is made to the Disclosure Statement (defined herein) distributed contemporaneously herewith, for a discussion of the Debtors' history, business, properties and operations, risk factors, a summary and analysis of the Plan and certain related matters, including, among other things, securities to be issued under the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

Section 1.2. Defined Terms

      Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

      "2004 Note Claims" means all Claims arising from or related to the 2004 Notes or any guaranty issued in connection therewith.

      "2004 Notes" means the Debtors' 13% Senior Secured Notes due 2004 governed by the 2004 Notes Indenture.

      "2004 Notes Indenture" means the Indenture dated as of September 29, 1997, among Mpower Holding, MCC, and HSBC Bank USA (formerly known as Marine Midland
Bank), as Trustee, relating to the 2004 Notes, as amended from time to time.

      "2010 Noteholders" means Holders of Mpower Holding 2010 Notes.

      "Ad Hoc Committee" means the Mpower Holding ad hoc committee of Mpower Holding 2010 Notes organized prior to the commencement of the Chapter 11 Cases comprised of Holders of Mpower Holding 2010 Notes who have signed the Noteholder Voting Agreement.

      "Adjustment" means (a) in the case of the Mpower Holding Class 5 Distribution, the reduction, if any, in the distribution to Holders of Mpower Holding Class 5 Claims to the extent that Mpower Holding acquires any Mpower Holding 2010 Notes in the open market prior to the Effective Date and Mpower Holding Class 6 accepts the Plan, by the percentage of Notes acquired by such open market acquisitions, and (b) in the case of Mpower Holding Classes 6 and 7, the increase, if any, in the distribution to Holders of Mpower Holding Class 6 and Class 7 Claims to the extent that Mpower Holding acquires any Mpower Holding 2010 Notes in the open market prior to the Effective Date and Mpower Holdings Class 6 accepts the Plan, by the percentage of Notes acquired by such open market acquisitions.

           "Administrative Claim" means a Claim for costs and expenses of administration under section 503(b)(1) or 507(b) of the Bankruptcy Code, including for: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors; (b) compensation for services and reimbursement of expenses under section 330(a) or 331 of the Bankruptcy Code; (c) any indebtedness or obligations; and (d) all fees and charges assessed against the Estates under 28 U.S.C. Sections 1911-1930.

      "Affiliate" means an affiliate as such term is defined in Section 101(2) of the Bankruptcy Code.

      "Allowed" means, any Claim or Equity Interest or portion thereof against any Debtor, (a) proof of which was filed within the applicable period of limitation fixed by the Bankruptcy Court in accordance with Bankruptcy Rule 3003(c)(3) as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order or (ii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed (whether in whole or in part) by a Final Order, (b) which, if no proof of claim was so filed, has been listed by a Debtor in its Schedules as liquidated in an amount and not disputed or contingent as to which (i) no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order, (ii) any objection has been settled, waived, withdrawn or denied by a Final Order, or (iii) if an objection has been interposed, to the extent such Claim or Equity Interest has been allowed by a Final Order, (c) which Claim arises from the recovery of property under sections 550 or 553 of the Bankruptcy Code and is allowed in accordance with section 502(h) of the Bankruptcy Code, (d) which Claim or Equity Interest is allowed under the Plan or (e) which Claim or Equity Interest is allowed by a Final Order.

      "Allowed Claim" means a Claim that has been Allowed.

      "Amended By-Laws" means the By-Laws of Reorganized Mpower Holding which shall in form and substance be approved by the Debtors and the Ad Hoc Committee and with respect to any material provisions affecting the Mpower Holding Preferred Stockholder Group, a Mpower Holding Preferred Stockholder Group Majority, and which such approval shall not be unreasonably withheld, that shall become effective on or before the Effective Date, attached hereto as Exhibit A.

      "Amended Certificates of Incorporation" means the Amended Mpower Holding Certificate of Incorporation and the Amended MCC Certificate of Incorporation, attached hereto as Exhibit A.

      "Amended MCC Certificate of Incorporation" means the Certificate of Incorporation of Reorganized MCC, as described in Article V of the Plan, which shall be filed on or before the Effective Date and which shall in form and substance be approved by the Debtors.

      "Amended Mpower Holding Certificate of Incorporation" means the Certificate of Incorporation of Reorganized Mpower Holding, as described in
Article V of the Plan, which shall be filed on or before the Effective Date and which shall in form and substance be approved by the Debtors and, the Ad Hoc Committee and with respect to any material provisions affecting the Mpower Holding Preferred Stockholder Group, a Mpower Holding Preferred Stockholder Group Majority.

      "Avoidance Actions" means the Causes of Action of the Debtors or their Estates arising under chapter 5 of the Bankruptcy Code.

      "Ballot" means the ballot for voting to accept or reject the Plan distributed by the Debtors, to each Holder of a Claim or Equity Interest entitled to vote on the Plan.

      "Ballot Date" means the date stated in the Voting Instructions by which all Ballots must be received.

      "Bankruptcy Code" means title 11 of the United States Code, section 101 et seq., as in effect on the Petition Date, and as such title has been or may be, amended after the Petition Date, to the extent that any such amendment is applicable to the Chapter 11 Cases.


Plan of Reorganization - Exhibit 99.1  2

      "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware, or such other court having jurisdiction over the Chapter 11 Cases or any proceeding within, or appeal of an order entered in, the Chapter 11 Cases.

      "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended from time to time, and the Official Bankruptcy Forms or local rules of the Bankruptcy Court, each as in effect on the Petition Date and as each has been, or may be, amended after the Petition Date, to the extent that any such amendment is applicable to the Chapter 11 Cases.

      "Bar Date" means the date by which proofs of claim must be filed in the Chapter 11 Case for MCC.

      "Business Day" means any day, other than a Saturday, Sunday or a "legal holiday" (as such term is defined in Bankruptcy Rule 9006(a)).

      "By-Laws" means the Mpower Holding By-Laws and the MCC By-Laws.

      "Cash" means legal tender of the United States of America or equivalents thereto.

      "Causes of Action" means all actions, causes of action, Avoidance Actions, suits, debts, dues, sums of money, accounts, reckonings, rights to legal remedies, rights to equitable remedies, rights to payment and claims, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances or trespasses of, or belonging to, the Estates, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or indirectly or derivatively, in law, equity or otherwise.

      "Certificate of Incorporation" means a certificate of incorporation.

      "Chapter 11 Cases" means the cases under chapter 11 of the Bankruptcy Code commenced by the Debtors in the Bankruptcy Court.

      "Claim" means a claim as defined in section 101(5) of the Bankruptcy Code against any of the Debtors whether or not asserted.

      "Class" means a class of Claims or Equity Interests as set forth in
Article III of the Plan.

      "Committee" means any statutory official committee appointed in the Chapter 11 Cases.

      "Confirmation Date" means the date upon which the Confirmation Order is entered by the Bankruptcy Court in the docket maintained by the Bankruptcy Court pursuant to Bankruptcy Rule 5003.

      "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code in form and substance reasonably satisfactory to the Debtors.

      "D&O Releasees" means all current and former directors, officers, employees, agents, members, shareholders, representatives, advisors, and professionals, including but not limited to, attorneys, financial advisors, accountants and investment bankers of the Debtors and their Affiliates who served in such capacity on or prior to the Effective Date, in each case in their capacity as such.

      "Debtors" has the meaning set forth in Article I hereof.

      "Debtors-In-Possession" means the Debtors as debtors-in-possession pursuant to Sections 1101, 1107 and 1108 of the Bankruptcy Code.

      "Delaware General Corporation Law" means title 8 of the Delaware Code, as now in effect or hereafter amended.


Plan of Reorganization - Exhibit 99.1  3

      "Disbursing Agent" means any Entity in its capacity as Disbursing Agent under Section 7.2 of the Plan.

      "Disclosure Statement" means that certain disclosure document, dated April 8, 2002, as amended, supplemented, or modified from time to time, relating to the Plan, including, without limitation, any exhibits and schedules thereto, that is prepared and distributed in accordance with the Bankruptcy Code and Bankruptcy Rules and other applicable law.

      "Disputed" means, with respect to any Claim or Equity Interest, any Claim or Equity Interest: (a) listed on the Schedules as unliquidated, disputed or contingent; (b) as to which the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by the Debtors in accordance with applicable law, which objection, request for estimation or dispute has not been settled, waived, withdrawn or determined by a Final Order; or (c) during the period prior to the deadline fixed by the Plan or the Bankruptcy Court for objecting to such Claim or Equity Interest, such Claim or Equity Interest exceeds the amount listed on the Schedules other than as unliquidated, disputed or contingent.

      "Distribution" means any distribution of Cash or other property under the Plan, including such distributions made in accordance with the Plan.

      "Distribution Record Date" means the Confirmation Date.

      "Dollar" means U.S. dollar.

      "Effective Date" means the first Business Day on which all conditions specified in Article IX of the Plan have been satisfied or waived.

      "Entity" means an entity as defined in section 101(15) of the Bankruptcy Code.

      "Equity Interest" means an Mpower Holding Preferred Stock Interest, an Mpower Holding Common Stock Interest or an MCC Common Stock Interest.

      "Estates" means the estates of the Debtors created by section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Cases.

      "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

      "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction with respect to the subject matter (a) which has not been reversed, stayed, modified or amended and as to which (i) any right to appeal or seek certiorari, review, reargument, stay or rehearing has been waived or (ii) the time to appeal or seek certiorari, review, reargument, stay or rehearing has expired and no appeal or petition for certiorari, review, reargument, stay or rehearing is pending, or (b) as to which an appeal has been taken or petition for certiorari, review, reargument, stay or rehearing has been Filed and (i) such appeal or petition for certiorari, review, reargument, stay or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which certiorari, review, reargument, stay or rehearing was sought or (ii) the time to appeal further or seek certiorari, further review, reargument, stay or rehearing has expired and no such further appeal or petition for certiorari, further review, reargument, stay or rehearing is pending.

      "Fir Tree" means Fir Tree Master Recovery Fund L.P., Fir Tree Value Fund L.P., Firtree Institutional Value Fund L.P. and Firtree Value Partners, LDC.

      "General Unsecured Claim" means any Claim against any of the Debtors that arose or accrued before the Petition Date and is not a Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Mpower Holding 2004 Note Claim or a Mpower Holding 2010 Note Claim, but including, without limitation, Claims arising from the rejection of an unexpired leased or executory contract pursuant to Article VI of the Plan or otherwise.


Plan of Reorganization - Exhibit 99.1  4

      "Holder" means the beneficial holder of any Claim or Equity Interest.

      "JK&B" means JK&B Management, LLC.

      "JMG" means JMG Captial Partners, L.P. and JMG Triton Offshore Fund, Ltd.

      "Lease Corp." means MGC Lease Corporation, a Nevada corporation.

      "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including without limitation, those arising under any contract agreement, arrangement, commitment or undertaking on or prior to the Effective Date.

      "Lien" means a lien as defined in section 101(37) of the Bankruptcy Code against property of any of the Debtors.

      "Master Ballots" means the master ballots accompanying the Disclosure Statement upon which Nominees indicate the acceptance or rejection of the Plan in accordance with the Voting Instructions.

      "MCC" means Mpower Communications Corp., a Nevada corporation.

      "MCC Benefits Payments" means the payment of amounts that may become due under MCC's retention and severance program for employee-participants from and after the date that the Benefits Trust was established.

      "MCC Benefits Trust" means the trust organized under the laws of the State of New York pursuant to the Employee Benefit Trust Agreement.

      "MCC Certificate of Incorporation" means the amended and restated Certificate of Incorporation of MCC on file with the Secretary of State of the State of Nevada as of the Petition Date.

      "MCC Common Stock" means the authorized common stock of MCC.

      "MCC Common Stock Interest" means any equity interest of MCC including, but not limited to, all issued, unissued, authorized or outstanding shares or stock of the MCC Common Stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

      "MCC Employee Benefit Trust Agreement" means the trust agreement dated October 23, 2001 between MCC and HSBC Bank USA, a bank organized under the laws of the State of New York.

      "Mpower Holding" means Mpower Holding Corporation, a Delaware corporation.

      "Mpower Holding Certificate of Incorporation" means the amended and restated Certificate of Incorporation of Mpower Holding on file with the Secretary of State of the State of Delaware as of the Petition Date.

      "Mpower Holding Certificates of Elimination" means the certificates to be filed by Reorganized Mpower Holding with the Secretary of State of the State of Delaware to cancel the certificates of designation relating to Mpower Holding Issued Preferred Stock.

      "Mpower Holding Class 5 Distribution" means 55,250,000 shares of Reorganized Mpower Holding Common Stock.

      "Mpower Holding Class 6 Distribution" means 8,775,000 shares of Reorganized Mpower Holding Common Stock.

      "Mpower Holding Class 6 and 7 Distributions" means 9,750,000 shares of Reorganized Mpower Holding Common Stock.


Plan of Reorganization - Exhibit 99.1  5

      "Mpower Holding Class 7 Distribution" means 925,000 shares of Reorganized Mpower Holding Common Stock.

      "Mpower Holding Common Stock" means the authorized common stock of Mpower Holding.

      "Mpower Holding Common Stock Class Action Claims" means any Claim arising from rescission of a purchase or sale of Mpower Holding Common Stock, for damages arising from the purchase or sale of Mpower Holding Common Stock, or for reimbursement, indemnity or contribution allowed under Section 502 of the Bankruptcy Code on account of any such Claim.

      "Mpower Holding Common Stock Interest" means any equity interest of Mpower Holding including, but not limited to, all issued, unissued, authorized or outstanding shares or stock of the Mpower Holding Common Stock, together with any warrants, options or contract rights to purchase or acquire such interests at any time.

      "Mpower Holding Issued Preferred Stock" means the authorized Series C and Series D preferred stock of, Mpower Holding.

      "Mpower Holding Preferred Stock" means, collectively, Mpower Holding Issued Preferred Stock and Mpower Holding Series E Preferred Stock.

      "Mpower Holding Preferred Stock Interest" means any equity interest in Mpower Holding evidenced by the Mpower Holding Issued Preferred Stock.

      "Mpower Holding Preferred Stockholder Group" means Preferred Stockholders who are party to the Voting Agreement, dated March 18, 2002, holding approximately 75% of the total issued and outstanding shares of Mpower Holding Issued Preferred Stock.

      "Mpower Holding Preferred Stockholder Group Majority" means a majority of the Mpower Holding Preferred Stockholder Group, based on a number of shares of Mpower Holding Issued Preferred Stock held.

      "Mpower Holding Preferred Stockholders" means Holders of the Mpower Holding Issued Preferred Stock.

      "Mpower Holding Series E Preferred Stock" means the authorized Series E preferred stock of Mpower Holding.

      "Mpower Holding 2010 Note Claims" means all Claims arising from or related to the Mpower Holding 2010 Notes.

      "Mpower Holding 2010 Notes" means Mpower Holding's 13% Senior Notes due 2010 governed by the 2010 Notes Indenture.

      "Mpower Holding 2010 Notes Indenture" means the Indenture, dated as of March 24, 2000, between Mpower Holding and HSBC Bank USA, as trustee, relating to the Mpower Holding 2010 Notes, as amended from time to time.

      "Mpower Holding 2010 Notes Indenture Trustee" means the trustee under the Mpower Holding 2010 Notes Indenture.

      "Nevada General Corporation Law" means title 7 of the Nevada Revised Statutes, as now in effect or hereafter amended.

      "New Key Employee Option Plan" shall mean Mpower Holding's Option Plan entered into on the Effective Date, a form of which is attached as Exhibit C hereto.


Plan of Reorganization - Exhibit 99.1  6

      "Nominee" means any broker, dealer, commercial bank, trust company, savings and loan or other nominee or registered owner for a beneficial Holder of Mpower Holding 2010 Notes.

      "Noteholder Voting Agreement" means the voting agreement, dated February 22, 2002, between Mpower Holding and certain of the Holders of the Mpower Holding 2010 Notes.

      "Old Option Plan" means Mpower Holding's Option Plan entered into in effect on the Petition Date.

      "Other Priority Claims" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

      "Other Secured Claims" means all Secured Claims against Mpower Holding or MCC, as the case may be, other than the MCC 2004 Note Claims held by any Person or Entity.

      "Person" means a person as defined in section 101(41) of the Bankruptcy Code.

      "Petition Date" means April 8, 2002.

      "Plan" has the meaning specified in the Introduction to this Article I.

      "Plan Documents" means the agreements, documents and instruments entered into on or as of the Effective Date as contemplated by, and in furtherance of, the Plan.

      "Preferred Stock Ratable Portion" means (a) with reference to any Distribution on account of any Allowed Claim in respect of the Series C Preferred Stock Interests in Mpower Holding Class C, a Distribution equal in amount to (i) the ratio that the amount of the Series C Liquidation Preference bears to the aggregate amount of (x) the Series C Liquidation Preference and (y) the Series D Liquidation Preference, multiplied by (ii) the Mpower Holding Class 6 Distribution, and (iii) divided by the total outstanding shares of Series C Preferred Stock; and (b) with reference to any Distribution on account of any Allowed Claim in respect of the Series D Preferred Stock Interests in Mpower Holding Class 6, a Distribution equal in amount to (i) the ratio that the amount of the Series D Liquidation Preference bears to the aggregate amount of (x) the Series C Liquidation Preference and (y) the Series D Liquidation Preference, multiplied by (ii) the Mpower Holding Class 6 Distribution, and (iii) divided by the total outstanding shares of Series D Preferred Stock.

      "Preferred Stockholder Voting Agreement" means the voting agreement, dated March 18, 2002, between Mpower Holding and the Mpower Holding Preferred Stockholder Group.

      "Priority Tax Claim" means a Claim of a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

      "Professional Fees" means all compensation and reimbursement of expenses Allowed to Professionals pursuant to sections 330, 331 or 503(b) of the Bankruptcy Code.

      "Professionals" means a Person or Entity employed pursuant to a Final Order in accordance with section 327 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330 and 331 of the Bankruptcy Code and the attorneys, financial advisors and other professionals retained by the Committee in the event that their fees and expenses are subject to approval of the Bankruptcy Court.

      "Providence" means Providence Equity Partners III LLC and Providence Equity Operating Partners III L.P.

      "Ratable Portion" means, with reference to any Distribution on account of any Allowed Claim or Equity Interest in any Class, except for Mpower Holding Class 6, a Distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim or number of shares evidencing such Equity Interest, as


Plan of Reorganization - Exhibit 99.1  7
applicable, bears to the aggregate amount of Allowed Claims or aggregate number of outstanding shares of Allowed Equity Interests, as applicable, in such Class.

      "Registration Rights Agreement" means an agreement substantially in the form of the Registration Rights Agreement attached as Exhibit D to the Plan.

      "Released Liabilities" means all Liabilities, except those Liabilities based on fraud or willful misconduct, directly, indirectly or derivatively arising from or related to (a) the Chapter 11 Cases, (b) the Debtors, their Subsidiaries or their respective operations, (c) the Plan or any act taken pursuant thereto, (d) the issuance, offering or sale of any interest in any security of the Debtors (or any of their Subsidiaries), (e) security, (f) the due diligence undertaken in connection with the issuance, offering and sale of any interest in such security, (g) such Holder's acquisition, ownership or disposition of any interest in any such security, (h) any act or omission related to service with or for or on behalf of the Debtors (or any of their Subsidiaries) in connection with the assets of businesses of the Debtors (or any of their Subsidiaries) or (i) the negotiation, preparation or formulation of the Plan, or any document which was or is to be executed or filed with the Bankruptcy Court in connection herewith, including, but not limited to, the Disclosure Statement.

      "Reorganized Debtors" means, collectively, Mpower Holding and MCC and any successors thereto, by merger, consolidation or otherwise, on or after the Effective Date.

      "Reorganized MCC" means MCC, as reorganized on and after the Effective
Date.

      "Reorganized MCC Common Stock" means the common stock of Reorganized MCC.

      "Reorganized Mpower Holding" means Mpower Holding, as reorganized on and after the Effective Date.

      "Reorganized Mpower Holding Common Stock" means the common stock of Reorganized Mpower Holding, par value $0.001 per share, authorized pursuant to the Reorganized Mpower Holding Certificate of Incorporation.

      "Schedules" means the schedules of assets and liabilities, schedules of executory contracts, and the statement of financial affairs of one or more of the Debtors Filed pursuant to section 521 of the Bankruptcy Code, and in accordance with the Official Bankruptcy Forms and the Bankruptcy Rules, as each has been, or may be, amended and supplemented from time to time.

      "Secured Claim" means, with respect to any Debtor, a Claim that is secured by a Lien on, or security interest in, property of any such Debtors, or that has the benefit of rights of setoff under section 553 of the Bankruptcy Code, but only to the extent of the value of the creditor's interest in such Debtor's interest in such property, or to the extent of the amount subject to setoff, which value shall be determined as provided in section 506 of the Bankruptcy Code.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Series C Liquidation Preference" means $34.71 per share of Series C Preferred Stock.

      "Series D Liquidation Preference" means $54.35 per share of Series D Preferred Stock.

      "Unimpaired Claim" means a Claim that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

      "Voting Instructions" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "SOLICITATION; VOTING PROCEDURES" and in the Ballots and the Master Ballots.


Plan of Reorganization - Exhibit 99.1  8

      "Voting Agreements" means the Noteholder Voting Agreement and the Preferred Stockholder Voting Agreement.

      "Voting Record Date" means June [__], 2002.

      Section 1.3. Rules of Interpretation and Computation of Time

      (a) For purposes of the Plan: (i) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender; (ii) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (iii) any reference in the Plan to an existing document or exhibit filed, or to be filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (iv) unless otherwise specified, all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan; (v) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (vi) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (vii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (viii) any term used in capitalized form in the Plan that is not defined herein but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

      (b) In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                   ARTICLE II

                     ADMINISTRATIVE AND PRIORITY TAX CLAIMS

Section 2.1. Administrative Claims

      (a) Unless otherwise provided for herein, each Holder of an Administrative Claim (including, without limitation all compensation and reimbursement of expenses of Professionals pursuant to Sections 327, 328, 329, 330, 331, 503(b)(1), 503(b)(4) or 1103 of the Bankruptcy Code) shall be paid 100% of the unpaid Allowed amount of such Administrative Claim in Cash on or as soon as reasonably practicable after the later of: (a) the Effective Date; and (b) the date such Administrative Claim becomes Allowed; provided, however, than an Administrative Claim representing obligations incurred in the ordinary course of business consistent with past practices shall be paid in full or performed by the Debtors or Reorganized Debtors, as the case may be, in accordance with its terms and conditions, in the ordinary course of business consistent with past practices; provided, further, however, than an Allowed Administrative Claim may be paid on such other terms and conditions as are agreed to between the Debtors or the Reorganized Debtors, as the case may be, and the Holder of such Allowed Administrative Claim.

      (b) All final applications for Professional Fees for services rendered in connection with the Chapter 11 Cases prior to the Confirmation Date shall be filed with the Bankruptcy Court not later than thirty (30) days after the Effective Date.

Section 2.2. Priority Tax Claims

      Each Allowed Priority Tax Claim shall be paid by the Debtors in full, in Cash upon the later of (a) the Effective Date, (b) the date upon which there is a Final Order allowing such Allowed Priority Tax Claim, (c) the date such an Allowed Priority Tax Claim would have been due and payable if the Chapter 11 Cases had not been commenced, or (d) as may be agreed upon between the Holder of such Allowed Priority Tax Claim and the Debtors; provided, however, that (i) each Debtor may, at its option, in lieu of payment in full of an Allowed Priority Tax Claim on the Effective Date, make Cash payments on account of such Allowed Priority Tax Claim, deferred to the extent permitted pursuant to section 1129(a)(9)(C) of the Bankruptcy Code and, in such event, interest shall be paid


Plan of Reorganization - Exhibit 99.1  9
on the unpaid portion of such Allowed Priority Tax Claim at a rate to be agreed upon by the Debtors and the applicable governmental unit or as determined by the Bankruptcy Court; and (ii) in the event an Allowed Priority Tax Claim may also be classified as an Allowed Mpower Holding Secured Claim or an Allowed MCC Other Secured Claim, as the case may be, such Debtor may, at its option, elect to treat such Allowed Priority Tax Claim as an Allowed Mpower Holding Secured Claim or an Allowed MCC Other Secured Claim, as the case may be.

                                  ARTICLE III

           CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

Section 3.1. Classification

      The categories of Claims and Equity Interests listed in this Article III classify Claims and Equity Interests for all purposes, including voting, confirmation and Distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code unless the Holder of a Claim agrees to be classified otherwise or is re-classified by Final Order of the Bankruptcy Court. A Claim or Equity Interest shall be deemed classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class. A Claim or Equity Interest is in a particular Class only to the extent that such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.

      Claims (except for Administrative Claims, Priority Claims and Priority Tax Claims, which are not required to be classified pursuant to section 1123(a)(1) of the Bankruptcy Code) and Equity Interests are classified as set forth below in this Article III.

Section 3.2. Claims Against and Equity Interests in Mpower Holding

      (a)   Mpower Holding Class 1--Mpower Holding Secured Claims

      (b)   Mpower Holding Class 2--Mpower Holding Other Priority Claims

      (c)   Mpower Holding Class 3--Mpower Holding General Unsecured Claims

      (d)   Mpower Holding Class 4-- Mpower Holding 2004 Note Claims

      (e)   Mpower Holding Class 5-- Mpower Holding 2010 Note Claims

      (f)   Mpower Holding Class 6--Mpower Holding Preferred Stock Interests

      (g)   Mpower Holding Class 7--Mpower Holding Common Stock Interests

      (h) Mpower Holding Class 8-- Mpower Holding Common Stock Class Action Suit Claims

Section 3.3. Claims Against and Equity Interests in MCC

      (a)   MCC Class 1--MCC Other Secured Claims

      (b)   MCC Class 2--MCC 2004 Note Claims

      (c)   MCC Class 3--MCC Other Priority Claims

      (d)   MCC Class 4--MCC General Unsecured Claims

      (e)   MCC Class 5--MCC Common Stock Interests


Plan of Reorganization - Exhibit 99.1  10

Section 3.4. Acceptances and Rejections

      Each of Mpower Holding Classes 1, 2, 3 and 4 is unimpaired under the Plan and Holders of Claims in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, and the votes of Holders in such Classes will not be solicited. Holders of Claims in Mpower Holding Class 5 and Holders of Equity Interests in Mpower Holding Classes 6 and 7 are impaired and are entitled to vote to accept or reject the Plan. Holders of Claims in Mpower Holding Class 8 are impaired by the Plan and will not receive or retain any property under the Plan. Pursuant to Section 1126(g) of the Bankruptcy Code, the Holders of Mpower Holding Class 8 are deemed to reject the Plan, and the votes of Holders in such Class will not be solicited.

      Each of MCC Classes 1, 2, 3, 4, and 5 is unimpaired under the Plan and Holders of Claims or Equity Interests in such Classes are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code, and the votes of Holders in such Classes will not be solicited.

Section 3.5. Treatment of Claims Against and Equity Interests in Mpower Holding

      (a)   Mpower Holding Class 1--Mpower Holding Secured Claims

            (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Mpower Holding Secured Claims against Mpower Holding are unaltered by the Plan. Unless the Holder of such Allowed Claim and Mpower Holding agree to a different treatment, each Holder of an Allowed Mpower Holding Secured Claim shall receive one of the following alternative treatments, at the election of Mpower Holding:

                  (A) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

                  (B) Mpower Holding shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or Reorganized Mpower Holding; or

                  (C) such Claim otherwise will be treated in any other manner such that Mpower Holding Class 1 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                  Any default with respect to any Secured Claim against Mpower Holding that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

            (ii) Voting: Mpower Holding Class 1 is not impaired. The Holders of Allowed Mpower Holding Secured Claims against Mpower Holding are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

      (b)   Mpower Holding Class 2--Mpower Holding Other Priority Claims

            (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Mpower Holding Other Priority Claims against Mpower Holding are unaltered by the Plan. Unless the Holder of such Claim and Mpower Holding agree to a different treatment, each Holder of an Allowed Mpower Holding Other Priority Claim against Mpower Holding shall receive one of the following alternative treatments, at the election of Mpower
                  Holding:

                  (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Mpower Holding;


Plan of Reorganization - Exhibit 99.1  11

                  (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by Reorganized Mpower Holding on the date on which such Claim becomes due and owing in the ordinary course of business and in accordance with the terms and conditions of any agreements thereto; or

                  (C) such Claim otherwise will be treated in any manner such that Mpower Holding Class 2 Claim shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                  Any default with respect to any Mpower Holding Other Priority Claim against Mpower Holding that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

            (ii) Voting: Mpower Holding Class 2 is not impaired. The Holders of Allowed Mpower Holding Other Priority Claims against Mpower Holding are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

      (c)   Mpower Holding Class 3--Mpower Holding General Unsecured Claims

            (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed Mpower Holding General Unsecured Claims against Mpower Holding are unaltered by the Plan. Unless the Holder of such Allowed Claim and Mpower Holding agree to a different treatment, each Holder of an Allowed Mpower Holding General Unsecured Claim against Mpower Holding shall receive one of the following alternative treatments, at the election of Mpower Holding:

                  (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Mpower Holding in accordance with the terms thereof;

                  (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Mpower Holding when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or

                  (C) such Claim otherwise will be treated in any other manner such that Mpower Holding Class 3 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                  Any default with respect to any Allowed Mpower Holding General Unsecured Claim against Mpower Holding that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

            (ii) Voting: Mpower Holding Class 3 is not impaired. The Holders of Allowed Mpower Holding General Unsecured Claims against Mpower Holding are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

      (d)   Mpower Holding Class 4--Mpower Holding 2004 Note Claims

            (i) Treatment: The legal, equitable and contractual rights of the Holders of Mpower Holding 2004 Note Claims against Mpower Holding are unaltered by the Plan. Unless the Holder of such Claim and Mpower Holding agree to a different treatment, each Holder of an


Plan of Reorganization - Exhibit 99.1  12

                  Mpower Holding 2004 Note Claim against Mpower Holding shall receive one of the following alternative treatments, at the election of Mpower Holding:

                  (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Mpower Holding in accordance with the terms thereof;

                  (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized Mpower Holding when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or

                  (C) such Claim otherwise will be treated in any other manner such that Mpower Holding Class 4 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                  Any default with respect to any Mpower Holding 2004 Note Claim against Mpower Holding that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                  Voting: Mpower Holding Class 4 is not impaired. The Holders of Allowed Mpower Holding 2004 Note Claims are not entitled to vote to accept or reject the Plan.

      (e)   Mpower Holding Class 5-- Mpower Holding 2010 Note Claims

            (i) Treatment: Each Mpower Holding 2010 Note Claim constitutes an Allowed Mpower Holding 2010 Note Claim. On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Mpower Holding 2010 Note Claim shall receive, in full satisfaction of such Allowed Mpower Holding 2010 Note Claim, its Ratable Portion of 55,250,000 shares of Reorganized Mpower Holding Common Stock (representing, in the aggregate, 85% of the shares of Reorganized Mpower Holding Common Stock on the Effective Date, subject to any Adjustment and dilution by the exercise of any options to purchase Reorganized Mpower Holding Common Stock pursuant to the New Key Employee Option
                  Plan). If Holders of Mpower Holding Class 6 Equity Interests reject the Plan, each Holder of an Mpower Holding Class 5 Claim shall receive its Ratable Portion of the Mpower Holding Class 6 and 7 Distributions under the Plan.

            (ii) Voting: Mpower Holding Class 5 is impaired. The Holders of Allowed Mpower Holding 2010 Note Claims are entitled to vote to accept or reject the Plan.

      (f)   Mpower Holding Class 6--Mpower Holding Preferred Stock Interests

            (i) Treatment: On or as soon as reasonably practicable after the Effective Date, the Mpower Holding Preferred Stock Interests will be canceled and each Holder thereof shall receive its Preferred Stock Ratable Portion of 8,775,000 shares of Reorganized Mpower Holding Common Stock (representing, in the aggregate, 13.5% of the shares of Reorganized Mpower Holding Common Stock on the Effective Date subject to any Adjustment and dilution by any options to purchase Mpower Holding Common Stock pursuant to the New Key Employee Option Plan). If Holders of Allowed Mpower Holding Class 6 Equity Interests reject the Plan, the Holders of Allowed Mpower Holding Class 6 Equity Interests shall not receive any distribution under the Plan and the Mpower Holding Class 6 and 7 Distributions shall be distributed to Holders of Mpower Holding Class 5 Claims.

            (ii) Voting: Mpower Holding Class 6 is impaired. The Holders of Mpower Holding Preferred Stock Interests are entitled to vote to accept or reject the Plan.


Plan of Reorganization - Exhibit 99.1  13

      (g)   Mpower Holding Class 7--Mpower Holding Common Stock Interests

            (i) Treatment: On or as soon as reasonably practicable after the Effective Date, the Mpower Holding Common Stock Interests will be canceled and each Holder thereof shall receive its Ratable Portion of 975,000 shares of Reorganized Mpower Holding Common Stock (representing, in the aggregate, 1.5% of the shares of Reorganized Mpower Holding Common Stock on the Effective Date, subject to any Adjustment and dilution by any options to purchase Reorganized Mpower Holding Common Stock pursuant to the New Key Employee Option Plan). If Holders of Allowed Mpower Holding Class 6 reject the Plan, the Holders of Allowed Mpower Holding Class 7 Equity Interests shall not receive any distributions under the Plan, whether or not Holders of Class 7 Equity Interests accept the Plan, and the Mpower Holding Class 6 and 7 Distributions shall be distributed to the Holders of Mpower Holding Class 5 Claims.

            (ii) Voting: Mpower Holding Class 7 is impaired. The Holders of Mpower Holding Common Stock Interests are entitled to vote to accept or reject the Plan.

      (h)   Mpower Holding Class 8--Mpower Holding Common Stock Class Action
            Claims.

            (i) Treatment: On the Effective Date, Holders of an Allowed Mpower Holding Common Stock Class Action Claims shall not receive any Distribution under the Plan.

            (ii) Voting: Mpower Holding Class 8 is impaired. The Holders of Allowed Mpower Holding Common Stock Class Action Claims against Mpower Holding are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

Section 3.6. Treatment of Claims Against and Equity Interests in MCC

      (a)   MCC Class 1--MCC Other Secured Claims

            (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed MCC Other Secured Claims against MCC are unaltered by the Plan. Unless the Holder of such an Allowed Claim and MCC agree to a different treatment, each Holder of an Allowed MCC Other Secured Claim shall receive one of the following alternative treatments, at the election of MCC:

                  (A) the legal, equitable and contractual rights to which such Claim entitles the Holder thereof shall be unaltered by the Plan;

                  (B) the MCC shall surrender all collateral securing such Claim to the Holder thereof, without representation or warranty by or recourse against the Debtors or Reorganized MCC; or

                  (C) such Claim will be otherwise treated in any other manner such that MCC Class 1 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                  Any default with respect to any MCC Other Secured Claim against MCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

            (ii) Voting: MCC Class 1 is not impaired. The Holders of MCC Other Secured Claims against MCC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.


Plan of Reorganization - Exhibit 99.1  14

      (b)   MCC Class 2--MCC 2004 Note Claims

            (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed MCC 2004 Note Claims against MCC are unaltered by the Plan. Unless the Holder of such Allowed Claim and MCC agree to a different treatment, each Holder of an Allowed MCC 2004 Note Claim against MCC shall receive one of the following alternative treatments, at the election of MCC:

                  (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized MCC in accordance with the terms thereof;

                  (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized MCC when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms and conditions of any agreements thereto; or

                  (C) such Claim otherwise will be treated in any other manner such that MCC Class 2 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                  Any default with respect to any MCC 2004 Note Claim against MCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

                  Voting: MCC Class 2 is not impaired. The Holders of Allowed MCC 2004 Note Claims are not entitled to vote to accept or reject the Plan.

      (c)   MCC Class 3--MCC Other Priority Claims

            (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed MCC Other Priority Claims against MCC are unaltered by the Plan. Unless the Holder of an Allowed MCC Other Priority Claim and MCC agree to a different treatment, each Holder of an Allowed MCC Other Priority Claim against MCC shall receive one of the following alternative treatments, at the election of MCC:

                  (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized MCC;

                  (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full in Cash by Reorganized MCC when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms and conditions of any agreements thereto; or

                  (C) such Claim otherwise will be treated in any manner such that MCC Class 3 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                  Any default with respect to any Other Priority Claim against MCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

            (ii) Voting: MCC Class 3 is not impaired. The Holders of Allowed Other Priority Claims against MCC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.


Plan of Reorganization - Exhibit 99.1  15

      (d)   MCC Class 4--MCC General Unsecured Claims

            (i) Treatment: The legal, equitable and contractual rights of the Holders of Allowed MCC General Unsecured Claims against MCC are unaltered by the Plan. Unless the Holder of such Allowed Claim and MCC agree to a different treatment, each Holder of an Allowed MCC General Unsecured Claim against MCC shall receive one of the following alternative treatments, at the election of MCC:

                  (A) to the extent then due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized MCC in accordance with the terms thereof;

                  (B) to the extent not due and owing on the Effective Date, such Claim will be paid in full, in Cash by Reorganized MCC when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms thereof; or

                  (C) such Claim otherwise will be treated in any other manner such that MCC Class 4 shall not be impaired pursuant to section 1124 of the Bankruptcy Code.

                  Any default with respect to any Allowed MCC General Unsecured Claim against MCC that existed immediately prior to the filing of the Chapter 11 Cases shall be deemed cured upon the Effective Date.

            (ii) Voting: MCC Class 4 is not impaired. The Holders of Allowed MCC General Unsecured Claims against MCC are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

      (e)   MCC Class 5--MCC Common Stock Interests

            (i) Treatment: Each MCC Common Stock Interest shall be an Allowed MCC Common Stock Interest and each holder of an Allowed MCC Common Stock Interest shall, on the Effective Date, retain its MCC Common Stock Interest.

            (ii) Voting: MCC Class 5 is not impaired and the Holders of MCC Common Stock Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code and are not entitled to vote to accept or reject the Plan.

                                   ARTICLE IV

                                    CRAMDOWN

      The Plan contemplates the "cramdown" provisions contained in Section 1129(b) of the Code with respect to Holders of Claims in Mpower Holding Classes 6, 7 and 8. Therefore, the Debtors will request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code with respect to any Class that rejects, or is deemed to have rejected, the Plan. In addition, the Debtors may amend or modify the Plan in accordance with Section
12.4 hereof.


Plan of Reorganization - Exhibit 99.1  16

                                   ARTICLE V

                      MEANS FOR IMPLEMENTATION OF THE PLAN

Section 5.1. Continued Corporate Existence and Vesting of Assets in Reorganized
             Mpower Holding and Reorganized MCC

      Each of Mpower Holding and MCC shall, as Reorganized Mpower Holding and Reorganized MCC, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation under the laws of the State of Delaware and the laws of the State of Nevada, respectively, and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under such applicable state law. Except as otherwise provided in the Plan or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of the Estate of Mpower Holding, and any property acquired by such Debtor or Reorganized Mpower Holding under the Plan, shall vest in Reorganized Mpower Holding free and clear of all Claims, Liens, charges or other encumbrances and Equity Interests. Except as otherwise provided in the Plan or any agreement, instrument or indenture relating thereto, on or after the Effective Date, all property of the Estate of MCC, and any property acquired by such Debtor or Reorganized MCC under the Plan, shall vest in Reorganized MCC free and clear of all Claims, Liens, charges or other encumbrances and Equity Interests. On and after the Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire or dispose of property and compromise or settle any Claims or Equity Interests, without supervision or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order.

Section 5.2. Cancellation of Notes, Instruments, Common Stock and Stock Options

      On the Effective Date, except to the extent provided elsewhere in the Plan or the Confirmation Order, and provided that the treatments provided for herein and the distributions contemplated by Article VII hereof are made, (a) all notes, instruments, certificates, guaranties and other documents evidencing the Mpower Holding 2010 Notes; (b) all Mpower Holding Preferred Stock Interests, including all issued and outstanding shares of preferred stock of such Debtor, shall be canceled and deemed terminated; (c) all Mpower Holding Common Stock Interests, including all issued and outstanding shares of common stock of Mpower Holding shall be canceled and deemed terminated, and (d) all options, warrants, conversion, privilege or other legal or contractual right to acquire any Mpower Holding Common Stock Interests shall be canceled and deemed terminated. On the Effective Date, except to the extent provided in Section 7.2 or otherwise in the Plan, any indenture relating to any of the foregoing, including, without limitation, the Mpower Holding 2010 Notes Indenture shall be deemed to be canceled, as permitted by section 1123(a)(5)(F) of the Bankruptcy Code.

Section 5.3. Issuance of New Securities; Execution of Related Documents

      On or as soon as reasonably practicable after the Effective Date, Reorganized Mpower Holding, in accordance with the terms of the Plan, shall issue, for the benefit of holders of Mpower Holding 2010 Note Claims, Mpower Holding Preferred Stock Interests, and Mpower Holding Common Stock Interests, sixty-five million (65,000,000) shares of Reorganized Mpower Holding Common Stock to be distributed as set forth in Article III of the Plan. All Plan Documents and/or any other agreement entered into or instrument issued or in connection with any of the foregoing or any other Plan Document, shall become effective and binding in accordance with their respective terms and conditions upon the parties thereto and shall be deemed to become effective simultaneously without any further order of the Bankruptcy Court.

Section 5.4. Release of Liens and Perfection of Liens

      Except as otherwise provided in the Plan or in any contract, instrument or other agreement or document entered into in connection with the consummation of the Plan: (a) each Holder of (i) a Secured Claim, (ii) a Claim that is purportedly secured; and/or (iii) a judgment, mechanics or similar lien, shall on or immediately before the Effective Date: (x) turn over and release to the Reorganized Debtors any and all property of the Debtors that secures or purportedly secures such Claim, as they pertain to the properties currently owned or leased by the Debtors or such liens shall automatically, and without further action by the Debtors or Reorganized Debtors, be deemed released;


Plan of Reorganization - Exhibit 99.1  17
and (y) execute such documents and instruments as the Reorganized Debtors request to evidence such Claim Holder's release of such property or lien; and
(b) on the Effective Date, all right, title and interest in any and all property of the Debtors' Estates shall be transferred to the Reorganized Debtors free and clear of all Claims and Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind. No distribution hereunder shall be made to or on behalf of any Claim Holder unless and until such Holder executes and delivers to the Debtors or Reorganized Debtors such release of liens or otherwise turns over and releases such Cash, pledge, or other possessory liens. Any such Holder that fails to execute and deliver such release of liens within 120 days of the Effective Date shall be deemed to have no further Claim against the Debtors, the Reorganized Debtors or their assets or property in respect of such Claim and shall not participate in any distribution hereunder. Notwithstanding the immediately preceding sentence, any such Holder of a Disputed Claim shall not be required to execute and deliver such release until such time as the Claim is Allowed or Disallowed.

Section 5.5. Corporate Governance, Directors and Officers, and Corporate Action

      (a) Amended and Restated Certificates of Incorporation. On or as soon as reasonably practicable after the Effective Date, Reorganized Mpower Holding shall file the Amended Mpower Holding Certificate of Incorporation with the Secretary of the State of Delaware in accordance with sections 102 and 103 of the Delaware General Corporation Law. On or as soon as reasonably practicable after the Effective Date, Reorganized MCC shall file the Amended MCC Certificate of Incorporation with the Secretary of the State of Nevada in accordance with sections 78.385, 78.390 and 78.403 of the Nevada General Corporation Law. Each of the Amended Certificates of Incorporation will, among other things, prohibit the issuance of nonvoting equity securities or member interests to the extent required by section 1123(a) of the Bankruptcy Code. The Amended Mpower Holding Certificate of Incorporation shall provide that the number of authorized shares of Reorganized Mpower Holding Common Stock shall be one billion (1,000,000,000) and provide that the par value of the Reorganized Mpower Holding Common Stock shall be $0.001 per share. The Amended MCC Certificate of Incorporation shall provide that the number of authorized shares of Reorganized MCC Common Stock shall remain at one thousand (1,000), par value $0.01 per share. After the Effective Date, each of the Reorganized Debtors may amend and restate their Amended and Restated Certificates of Incorporation and other constituent documents as permitted by the Delaware General Corporation Law and Nevada General Corporation Law, as applicable.

      (b) Directors and Officers of the Reorganized Debtors. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, the initial officers of the Reorganized Debtors shall be the officers of the Debtors immediately prior to the Effective Date. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Effective Date, a total of seven directors, one director to be the Chief Executive Officer of Reorganized Mpower Holding, one director to be designated by Mpower Holding, four directors to be designated by the Ad Hoc Committee, (the "Mpower Holding 2010 Noteholder Designees"), and one director to be designated by a Mpower Preferred Stockholder Group Majority (the "Mpower Holding Preferred Stockholder Designee"), shall serve as the initial directors of Reorganized Mpower Holding; provided, however, that Holders of Mpower Holding Class 6 Claims shall only have the right to designate such director to the extent that Mpower Holding Class 6 accepts the Plan. If Holders of Mpower Holding Class 6 Claims reject the Plan, then the Mpower Holding 2010 Noteholder Designees shall consist of five directors and there shall not be any Mpower Holding Preferred Stockholder Designee. At least one of the Mpower Holding 2010 Noteholder Designees shall satisfy the National Association of Securities Dealers' qualifications to serve on the Audit Committee of the Reorganized Mpower Holding's Board of Directors. The names of the Mpower Holding 2010 Noteholder Designees and the Mpower Holding 2010 Preferred Stockholder Designee, if any, shall be provided by counsel to the Ad Hoc Committee and counsel to one of the members of the Mpower Holding Preferred Stockholder Group, respectively, in a written authorized letter to Mpower Holding's counsel on or before five days prior to the hearing on the adequacy of the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017. The Mpower Holding 2010 Noteholder Designees and the Mpower Holding 2010 Preferred Stockholder Designee, if any, will serve for a term of two years (the "Initial Term") and the Amended and Restated Mpower Holding Certificate of Incorporation shall provide that such designees cannot be removed without "cause" during their Initial Term. Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial Board of Directors of Reorganized Mpower Holding shall promptly appoint the members of the Board of Directors of Reorganized MCC. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of any Person proposed to serve on the initial Board of Directors


Plan of Reorganization - Exhibit 99.1  18
of the Debtors (which persons shall have been designated as described above) or employed as an officer of the Reorganized Debtors, and, to the extent such Person is an insider, the nature of any compensation for such Person. The classification and composition of the board of directors of each of the Reorganized Debtors shall be consistent with the Amended Certificates of Incorporation and the Amended By-Laws. Each such director and officer shall serve from and after the Effective Date pursuant to the terms of the Amended Certificates of Incorporation and Amended and Restated By-Laws, the other constituent documents of the Reorganized Debtors, the Delaware General Corporation Law and the Nevada General Corporation Law, as applicable.

      (c) Corporate Action. On the Effective Date, all actions contemplated by the Plan shall be authorized and approved in all respects. On the Effective Date, all matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders or directors of the Debtors or the Reorganized Debtors. On the Effective Date, the appropriate officers of the Reorganized Debtors and members of the boards of directors of the Reorganized Debtors are authorized and directed in the name of and on behalf of the Reorganized Debtors to issue, execute, deliver, file or record the agreements, documents, contracts, securities, instruments, releases and other agreements, and take such other actions as may be necessary, to effectuate and further evidence the terms and conditions of the Plan.

Section 5.6. Sources of Cash for Plan Distribution

      All Cash necessary for the Reorganized Debtors to make payments pursuant to the Plan shall be obtained from existing Cash balances, the operations of the Debtors or Reorganized Debtors, or post-Confirmation Date borrowings and/or financing. The Reorganized Debtors may also make such payments using Cash received from their subsidiaries through the Reorganized Debtors' consolidated cash management system and from advances or dividends from such subsidiaries in the ordinary course.

Section 5.7. Issuance of New Common Stock

      On or as soon as is practicable after the Effective Date, Reorganized Mpower Holding shall issue, in accordance with the terms of the Plan, (a) 55,250,000 shares of Reorganized Mpower Holding Common Stock to be distributed to Holders of the Mpower Holding 2010 Notes, (b) 8,775,000 shares of Reorganized Mpower Holding Common Stock to be distributed to Holders of the Mpower Holding Preferred Stock Interests and (c) 975,000 shares of Reorganized Mpower Holding Common Stock to be distributed to the Holders of the Mpower Holding Common Stock Interests. In addition, 7,222,222 shares of Reorganized Mpower Holding Common Stock shall be reserved for issuance to employees pursuant to, and in accordance with, the terms of the New Key Employee Option Plan. The issuance of Reorganized Mpower Holding Common Stock by Reorganized Mpower Holding shall be authorized without the need for any further corporate action. On the Effective Date, one thousand (1,000) shares of MCC Common Stock shall remain issued and outstanding and shall be retained by the Holders of MCC Common Stock Interests in accordance with the terms of the Plan and shall be deemed such MCC Common Stock to be shares to be held by Reorganized Mpower Holding.

Section 5.8. Listing of Reorganized Mpower Holding Common Stock; Registration of
             Securities

      Reorganized Mpower Holding shall use its best efforts to restore its status as a reporting company under the Exchange Act and cause, on or as soon as reasonably practicable after the Effective Date, the shares of Reorganized Mpower Holding issued hereunder to be listed on the national market system of the National Association of Securities Dealers' Automated Quotation System. In addition, without limiting the effect of section 1145 of the Bankruptcy Code, Reorganized Mpower Holding shall enter into a Registration Rights Agreement with each Holder of Reorganized Mpower Holding Common Stock (a) who by virtue of holding Reorganized Mpower Holding Common Stock to be distributed pursuant to the Plan and/or its relationship with Reorganized Mpower holds more than 10% of the Registrable Securities (as defined in the Registration Rights Agreement)(determined by the number of shares at the time issued and outstanding) and (b) who requests in writing that Reorganized Mpower Holding execute such agreement; provided that with respect to demand registration rights thereunder only, such Holder has not received an opinion from counsel to Mpower Holding, reasonably satisfactory to such Holder, that such Reorganized Mpower Holding Common Stock is freely transferable.


Plan of Reorganization - Exhibit 99.1  19

Section 5.9. Escrows

      Except as expressly provided in the Plan or as otherwise ordered by the Bankruptcy Court, all escrows previously established prior to and during the Chapter 11 Cases and still in existence on the Effective Date shall continue to be administered, and the escrowed funds shall be released, according to their terms and any orders of the Bankruptcy Court previously entered. Escrowed funds that are released to the Debtors after the Effective Date shall be used to achieve consummation and carry out the Plan.

Section 5.10. New Key Employee Option Plan

      On the Effective Date, in accordance with the terms and conditions of the Noteholder Voting Agreement, Mpower Holding shall enter into a New Key Employee Option Plan that is substantially identical to the Old Option Plan. The New Key Employee Option Plan shall be subject to approval and adoption by Reorganized Mpower Holding's Board of Directors.

Section 5.11. Partial Sale of Assets or Sale of All or Substantially All Assets

      Prior to the Effective Date, each of the Debtors' shall be permitted, subject to applicable law, to engage in transactions for (i) any merger, (ii) any consolidation, (iii) a partial sale of its assets and (iv) a sale of all or substantially all of its assets. Prior to the Effective Date, any proceeds from any partial sale of Reorganized Mpower Holding's assets may be reinvested by such Debtor in the business to fund the business plan, but may not be distributed to any member of Mpower Holding Classes 6, 7 or 8. Prior to the Effective Date, any proceeds from any merger, any consolidation or a sale of all or substantially all of Mpower Holding's assets will be distributed in accordance with the terms of the Plan subject to applicable law and the terms and conditions of the Noteholder Voting Agreement which is deemed assumed hereunder for all purposes.

                                   ARTICLE VI

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.1. Assumption of Executory Contracts and Unexpired Leases

      (a) Immediately prior to the Effective Date, all executory contracts or unexpired leases of the Reorganized Debtors will be deemed assumed in accordance with the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code except those executory contracts and unexpired leases that (1) have been rejected by Final Order of the Bankruptcy Court, (2) are the subject of a motion to reject pending on the Effective Date, (3) are identified on a list (the "List") of agreements to be rejected which List is filed with the Bankruptcy Court on or before the hearing on the confirmation of the Plan, or (4) are rejected pursuant to the terms of the Plan. The Debtors reserve their right to add or remove any executory contract or unexpired lease from the List prior to entry of the Confirmation Order by the Bankruptcy Court. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to this Article VI shall revest in and be fully enforceable by the respective Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law. The non-Debtor parties to any rejected subleases will be responsible for taking all steps necessary to retrieve, at their expense, all personal property in, and to surrender, the premises that are the subject of such leases.

Section 6.2. Claims Based on Rejection of Executory Contracts or Unexpired
             Leases

      All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court approving such rejection. Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time will be forever barred from assertion against the Debtors or Reorganized Debtors, their respective Estates and property unless otherwise ordered by the Bankruptcy Court or provided for in the Plan. All such Allowed Claims for which proofs of claim are required to be filed will be, and will be treated as,


Plan of Reorganization - Exhibit 99.1  20

Allowed General Unsecured Claims subject to the provisions of Article III hereof, subject to any limitation on allowance of such Claims under section 502(b) of the Bankruptcy Code or otherwise.

Section 6.3. Cure of Defaults for Assumed Executory Contracts and Unexpired
             Leases

      Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or on such other terms as the parties to such executory contracts or unexpired leases may otherwise agree. In the event of a dispute regarding: (1) the amount of any cure payments, (2) the ability of the Reorganized Debtors or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (3) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

Section 6.4. Indemnification of Directors, Officers and Employees

      The obligations of the Debtors to indemnify any Person or Entity serving at any time on or prior to the Effective Date as one of their directors, officers or employees by reason of such Person's or Entity's service in such capacity, or as a director, officer or employee of any other corporation or legal entity, to the extent provided in the Debtors' constituent documents or by a written agreement with the Debtors, the Delaware General Corporation Law or the Nevada General Corporation Law, as applicable, shall be deemed and treated as executory contracts that are assumed by the Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall be treated as General Unsecured Claims, and shall survive unimpaired and unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date.

Section 6.5. Compensation and Benefit Programs

      Except as otherwise expressly provided herein, all employment and severance policies, and all compensation and benefit plans, policies, and programs of the Debtors applicable to their employees, retirees and non-employee directors and the employees and retirees of their subsidiaries, including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance benefit plans, incentive plans, vacation and life, accidental death and dismemberment insurance plans shall be treated as executory contracts under the Plan and on the Effective Date will be assumed pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code whether or not such plans, policies and programs are identified on the List.

      The MCC Employee Benefit Trust Agreement and the MCC Benefits Trust shall remain in full force and effect on and after the Effective Date.

                                  ARTICLE VII

                       PROVISIONS GOVERNING DISTRIBUTIONS

Section 7.1. Distribution for Claims and Equity Interests Allowed as of the
             Effective Date

      (a) Except as otherwise provided in this Article VII or as may be ordered by the Bankruptcy Court, distributions to be made on the Effective Date on account of Allowed Claims and Equity Interests that are due and owing as of the Effective Date, and entitled to receive distributions under the Plan, shall be made on the Effective Date or as soon as reasonably practicable thereafter. Distributions on account of Equity Interests that become Allowed Equity Interests after the Effective Date shall be made pursuant to Article III above.

      (b) For purposes of determining the accrual of interest or rights in respect of any other payment from and after the Effective Date, the Reorganized Mpower Holding Common Stock to be issued under the Plan shall be deemed issued as of the Effective Date regardless of the date on which it is actually dated, authenticated or distributed.


Plan of Reorganization - Exhibit 99.1  21

Section 7.2. Distribution by the Reorganized Debtors; Distributions with Respect to the Mpower Holding 2010 Notes

      The Reorganized Debtors may designate an entity or entities to serve or may serve themselves as Disbursing Agents to make all distributions under the Plan. Notwithstanding the provisions of Article V above regarding the cancellation of the Mpower Holding 2010 Notes Indenture, the Mpower Holding 2010 Notes Indenture shall continue in effect to the extent necessary to allow Mpower Holding or the Mpower Holding 2010 Notes Indenture Trustee to receive and make distributions pursuant to the Plan on account of the Mpower Holding 2010 Notes. The Mpower Holding 2010 Notes Indenture Trustee providing services related to distributions to the Holders of Allowed Claims on account of the Mpower Holding 2010 Notes shall be entitled to seek reasonable compensation from Reorganized Mpower Holding, with such approval as the Bankruptcy Court may require for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. These payments shall be made on terms agreed upon with Reorganized Mpower Holding and approved by the Bankruptcy Court.

Section 7.3. Delivery and Distributions and Undeliverable or Unclaimed
             Distributions

      (a) Delivery of Distributions in General. Distributions to Holders of Allowed Claims or Equity Interests shall be made at the address of the Holder of such Claim as indicated in the records of the Debtors. Except as otherwise provided by the Plan or the Bankruptcy Code with respect to undeliverable distributions, distributions to Holders of Mpower Holding 2010 Note Claims shall be made to the Mpower Holding 2010 Notes Indenture Trustee under the Mpower Holding 2010 Notes Indenture for further distribution to the Holders of the Mpower Holding 2010 Notes. Distributions shall be made in accordance with the provisions of the applicable indenture, participation agreement, loan agreement or analogous instrument or agreement and the provisions of the Plan, and distributions shall be made to Holders of record as of the Distribution Record Date.

      (b) Undeliverable Distributions.

            (i) Holding of Undeliverable Distributions. If any Allowed Claim or Equity Interest Holder's distribution is returned to the Reorganized Debtors as undeliverable, no further distributions shall be made to such Holder unless and until the Reorganized Debtors are notified in writing of such Holder's then current address. Undeliverable distributions shall remain in the possession of the Reorganized Debtors pursuant to this Article VII until such time as a distribution becomes deliverable. Undeliverable Cash shall not be entitled to any interest, dividends or other accruals of any kind.

            (ii) After Distributions Become Deliverable. Within 20 days after the end of each calendar quarter following the Effective Date, the Reorganized Debtors shall make all distributions that become deliverable during the preceding calendar quarter.

            (iii) Failure to Claim Undeliverable Distributions. Any Holder of an
                  Allowed Claim or Equity Interest that does not assert a Claim or Equity Interest pursuant to the Plan for an undeliverable distribution within one year after the Effective Date shall have its Claim or Equity Interest for such undeliverable distribution discharged and shall be forever barred from asserting any such Claim against or Equity Interest in the Reorganized Debtors or its property. In such cases: (A) any Cash held for distribution on account of such Claims shall be the property of the Reorganized Debtors, free of any restrictions thereon and (B) any Reorganized Mpower Holding Common Stock held for distribution on account of such Claims or Equity Interests shall be canceled and of no further force or effect. Nothing contained in the Plan shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim or Equity Interest.

            (iv) Compliance with Tax Requirements. Any federal, state or local withholding taxes or amounts required to be withheld under applicable law shall be deducted from distributions hereunder. All Entities holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.


Plan of Reorganization - Exhibit 99.1  22

Section 7.4. Distribution Record Date

      As of the close of business on the Distribution Record Date, the transfer registers for the Mpower Holding 2010 Notes, as maintained by the Debtors, the Indenture Trustee, or their respective agents, shall be closed and the transfer of Mpower Holding 2010 Notes, or any interest therein, will be prohibited. Moreover, neither Reorganized Mpower Holding nor the Mpower Holding 2010 Notes Indenture Trustee shall have any obligation to recognize the transfer of any Mpower Holding 2010 Notes occurring after the Distribution Record Date for purposes of the Distributions contemplated under the Plan, and shall be entitled for all purposes herein to recognize and deal only with those Holders of Mpower Holding 2010 Notes of record as of the close of business on the Distribution Record Date.

Section 7.5. Timing and Calculation of Amounts to Be Distributed

      On or as soon as practicable after the Effective Date, each Holder of an Allowed Claim against or Equity Interest in the Debtors shall receive the full amount of the Distributions that the Plan provides for such Allowed Claims or Equity Interests in the applicable Class. Beginning on the date that is 20 calendar days after the end of the calendar quarter following the Effective Date and 20 calendar days after the end of each calendar quarter thereafter, distributions shall also be made, pursuant to Section 8.4 below, to Holders of Disputed Claims or Equity Interests in any such Class whose Disputed Claims or Equity Interests were allowed during the preceding calendar quarter. Such quarterly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Equity Interests in the applicable Class.

Section 7.6. Setoffs and Recoupments

      The Reorganized Debtors may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim or Equity Interest and the distributions to be made pursuant to the Plan on account of such Claim or Equity Interest (before any distribution is made on account of such Claim or Equity Interest), the claims, rights and Causes of Action of any nature that the Debtors or Reorganized Debtors may hold against the Holder of such Allowed Claim or Equity Interest; provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such claims, rights and Causes of Action that the Debtors or Reorganized Debtors may possess against such Holder.

Section 7.7. Surrender of Canceled Instruments or Securities

      As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Equity Interest evidenced by the instruments, securities or other documentation canceled pursuant to Article V above, the Holder of such Claim or Equity Interest shall tender the applicable instruments, securities or other documentation evidencing such Claim or Equity Interest to the Reorganized Debtors unless waived in writing by the Debtors or the Reorganized Debtors. Any Reorganized Mpower Holding Common Stock to be distributed pursuant to the Plan on account of any such Claim shall, pending such surrender, to the extent required under the Plan, be treated as an undeliverable distribution pursuant to Section 7.3 above.

      (a) Mpower Holding 2010 Notes. On or prior to the Effective Date, each Holder of a Mpower Holding 2010 Notes Claim shall tender its Mpower Holding 2010 Notes relating to such Claim to Reorganized Mpower Holding in accordance with written instructions to be provided to such Holders by Mpower Holding, Reorganized Mpower Holding or the Mpower Holding 2010 Notes Indenture Trustee. Such instructions shall specify that delivery of Mpower Holding 2010 Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Mpower Holding 2010 Notes with a letter of transmittal in accordance with such instructions. All surrendered Mpower Holding 2010 Notes shall be marked as canceled.

      (b) Mpower Holding 2010 Notes Indenture. To the extent that the Mpower Holding 2010 Notes Indenture is not an executory contract rejected pursuant to
Section 6.2 hereof (which rejection shall not give rise to rejection damages or additional Claims by the Holders of the Mpower Holding 2010 Notes or the Mpower Holding 2010 Notes Indenture Trustee), the rights and obligations of either of the Debtors, if any, under the Mpower Holding 2010


Plan of Reorganization - Exhibit 99.1  23

Notes Indenture shall be deemed canceled pursuant to ss. 1123(a)(5)(F) of the Bankruptcy Code on the Effective Date. Notwithstanding the rejection or cancellation of the Mpower Holding 2010 Notes Indenture, such rejection or cancellation shall not impair the rights of the Holders of Allowed Mpower Holding 2010 Note Claims to receive Distributions on account of such Mpower Holding 2010 Notes under the Plan pursuant to and in accordance with the Mpower Holding 2010 Notes Indenture, and the Mpower Holding 2010 Notes Indenture shall continue in effect to the extent necessary to allow the Mpower Holding 2010 Notes Indenture Trustee to receive Distributions pursuant to the Plan and make distributions under the Mpower Holding 2010 Notes Indenture on account of the Mpower Holding 2010 Notes Indenture Trustee required under the provisions of the Plan and the Confirmation Order, the Mpower Holding 2010 Notes Indenture Trustee, and its respective successors and assigns, shall be relieved of all obligations associated with the Mpower Holding 2010 Notes Indenture.

      (c) Failure to Surrender Canceled Instruments. Any Holder of Mpower Holding 2010 Notes that fails to surrender or is deemed to have failed to surrender the applicable Mpower Holding 2010 Notes required to be tendered hereunder within one year after the Effective Date shall have its Claim for a distribution pursuant to the Plan on account of such Mpower Holding 2010 Notes discharged and shall be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such cases, any Reorganized Mpower Holding Common Stock held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth above in Section 7.3.

Section 7.8. Lost, Stolen, Mutilated or Destroyed Debt Securities

      In addition to any requirements under the Mpower Holding 2010 Notes Indenture, or any related agreement, any Holder of a Claim evidenced by a Mpower Holding 2010 Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Mpower Holding 2010 Note, deliver to Reorganized Mpower Holding: (i) evidence reasonably satisfactory to Reorganized Mpower Holding of the loss, theft, mutilation or destruction; and (ii) such security or indemnity as may be required by Reorganized Mpower Holding to hold Reorganized Mpower Holding harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Allowed Claim. Upon compliance with this Article VII by a Holder of a Claim evidenced by an Mpower Holding 2010 Note, such Holder shall, for all purposes under the Plan, be deemed to have surrendered such note, debenture or bond.

Section 7.9. Fractional Shares

      No fractional shares of Reorganized Mpower Holding Common Stock in lieu thereof shall be distributed. When any issuance of a fraction of a share of Reorganized Mpower Holding Common Stock would otherwise be called for, the actual issuance shall reflect a rounding up (in the case of .50 or more than ..50) of such fraction to the nearest whole Reorganized Mpower Holding Common Stock share or a rounding down of such fraction (in the case of less than .50).

Section 7.10. Rounding and De Minimis Amounts

      Notwithstanding any other provision of the Plan, payments of fractions of Dollars shall not be made. Whenever any payment of a fraction of a Dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole Dollar (up or down), with half Dollars being rounded up. If a cash payment otherwise provided for by the Plan with respect to an Allowed Claim would be less than ten ($10.00) Dollars (whether in the aggregate or on any payment date provided in the Plan), notwithstanding any contrary provision of the Plan, the Distribution Agent shall not be required to make such payment unless a request therefor is made in writing to the Distribution Agent.

Section 7.11. Manner of Payment under Plan of Reorganization

      At the option of the Disbursing Agent, any Cash payment, if any, to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.


Plan of Reorganization - Exhibit 99.1  24

                                  ARTICLE VIII

                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

Section 8.1. Characterization of Disputed Claims

      Pursuant to subsection 1111(a) of the Bankruptcy Code, a proof of claim is deemed filed under section 501 of the Bankruptcy Code if that Claim is included in the Schedules filed under section 521 or 1106(a)(2) of the Bankruptcy Code and is deemed filed in the amount listed on the Schedules, except if the Claim is scheduled as disputed, contingent, or unliquidated. Such a disputed, contingent, or unliquidated Claim must be asserted by its Holder, or an indenture trustee representing such Holder, by the timely filing of a proof of claim. If a proof of claim is not filed in a timely manner, the Claim shall be deemed to be barred and/or otherwise disallowed. Any Administrative Claim that is not timely filed in accordance with Section 2.01 of the Plan shall be barred.

Section 8.2. Prosecution of Objections to Claims and Equity Interests

      From and after the Confirmation Date, the Debtors and the Reorganized Debtors may settle or compromise any Disputed Claim or Disputed Equity Interests without approval of the Bankruptcy Court and shall have the exclusive authority to file objections, contest, settle, compromise, withdraw or litigate to judgment objections to Claims and Equity Interests.

      Any objections to Claims and Equity Interests (other than Claims and Equity Interests Allowed by the Plan) shall be filed by the latest of (i) one hundred twenty (120) days after the Effective Date, (ii) thirty (30) days after a proof of Claim, proof of Equity Interest or application for an Administrative Claim is filed and properly served upon the Debtors, or (iii) such later date as may be fixed by the Bankruptcy Court.

Section 8.3. Estimation of Claims

      The Debtors or the Reorganized Debtors, as the case may be, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors (and after the Effective Date, the Reorganized Debtors) may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court, except that after the Effective Date the Reorganized Debtors may compromise, settle or resolve any such Claims without further Bankruptcy Court approval.

Section 8.4. Payments and Distributions on Disputed Claims or Disputed Equity Interests

      Notwithstanding any provision in the Plan to the contrary, except as otherwise agreed by the Reorganized Debtors in their sole discretion, no partial payments and no partial distributions will be made with respect to a Disputed Claim or Equity Interest until the resolution of such disputes by settlement or Final Order. Subject to the provisions of this Article VIII, as soon as practicable after a Disputed Claim or Equity Interest becomes an Allowed Claim or Equity Interest, the Holder of such Allowed Claim or Equity Interest will receive all payments and distributions to which such Holder is then entitled under the Plan. Notwithstanding the foregoing, any Person or Entity who holds both an Allowed Claim(s) or Equity Interest and a Disputed Claim(s) or Equity Interest will receive the appropriate payment or distribution on the Allowed Claim(s) or Equity Interest, although, except as otherwise agreed by the Reorganized Debtors in their sole discretion, no payment or distribution will be made on the Disputed Claim(s) or Equity Interest until such dispute is resolved by settlement or Final Order. Unless otherwise


Plan of Reorganization - Exhibit 99.1  25
ordered by the Bankruptcy Court, none of the Debtors or the Reorganized Debtors shall be obligated to establish any reserves in respect of any Disputed Claim or Equity Interest.

                                   ARTICLE IX

        CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

Section 9.1. Conditions Precedent to Confirmation

      The confirmation of the Plan shall be subject to the condition precedent that the Bankruptcy Court shall have approved and entered the Confirmation Order on the docket for the Chapter 11 Cases by the Clerk of the Bankruptcy Court;

Section 9.2. Conditions Precedent to Consummation

      The consummation of the Plan shall be subject to the following conditions precedent which shall have been satisfied or waived pursuant to the provisions of Section 9.3 hereof:

      (a) ten days shall have passed since the entry of the Confirmation Order, and the Confirmation Order shall have become a Final Order;

      (b) the Amended Certificate of Incorporation of Mpower Holding shall have been filed with the Secretary of State of the State of the Delaware;

      (c) the Amended Certificate of Incorporation of MCC shall have been filed with the Secretary of State of the State of Nevada;

      (d) all authorizations, consents and regulatory approvals required (if any) in connection with the effectiveness of the Plan shall have been obtained; and

      (e) all other actions and documents necessary to implement the provisions of the Plan on the Effective Date shall have been, respectively, effected or duly executed and delivered.

Section 9.3. Waiver of Conditions

      The Debtors may waive any of the conditions precedent to confirmation of the Plan or to consummation of the Plan set forth in this Article IX at any time, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to confirm or consummate the Plan.

Section 9.4. Effect of Non-Occurrence of Conditions to Consummation

      If the Confirmation Order is vacated, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors; (2) prejudice in any manner the rights of the Debtors, or (3) constitute an admission, acknowledgment, offer or undertaking by the Debtors in any respect.

                                   ARTICLE X

                   RELEASE, INJUNCTIVE AND RELATED PROVISIONS

Section 10.1. Releases

      In consideration of the contributions of certain parties to the Chapter 11 Cases to be commenced by the Debtors including, but not limited to the waiver by certain parties (or their Affiliates) of rights against the Debtors, the Plan provides for certain waivers, exculpations, releases and injunctions.


Plan of Reorganization - Exhibit 99.1  26

      (a) Releases by Debtors and Reorganized Debtors. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors in their individual capacities and as Debtor-In-Possession, shall be deemed to have (i) forever released, waived and discharged all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action and liabilities (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date since the beginning of time in any way relating to the Debtors, the Reorganized Debtors, the parties released pursuant to this Section 10.1, the Chapter 11 Case, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors or their Estates against (A) the D&O Releasees (other than for money borrowed from or owed to the Debtors or their subsidiaries by any such D&O Releasee as set forth in books and records) and (B) the members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives and (ii) forever covenanted with the D&O Releasees and members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, not to sue, assert any claim against or otherwise seek recovery from, any D&O Releasee or members of the Ad Hoc Committee and their directors, officers, employees, attorneys financial advisors, agents and representatives, whether based on tort, fraud, contract or otherwise, in connection only with any Released Liabilities of the D&O Releasees or members of the Ad Hoc Committee or and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives.

      (b) Releases by Holders of Claims and Equity Interests. On the Effective Date, (i) each holder of a Claim or Equity Interest that voted to accept the Plan and (ii) to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, all other holders of Claims and Equity Interests, in consideration for the obligations of the Debtors and Reorganized Debtors under the Plan and the Reorganized Mpower Holding Common Stock, and other contracts, instruments, releases, agreements or documents to be delivered in connection with the Plan, each Holder that has held, holds or may hold a Claim or Equity Interest, as applicable, will be deemed to have (A) forever released, waived and discharged all Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities (other than the right to enforce the Debtors' or Reorganized Debtors' obligations under the Plan, and the contracts, instruments, releases, agreements and documents delivered under the Plan), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date since the beginning of time in any way relating to the Debtors, the parties released pursuant to this Section 10.1(b), the Chapter 11 Cases, the Plan or the Disclosure Statement against (1) the D&O Releasees (other than claims or interests unrelated to the Debtors) and (2) the members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents, and representatives, and (B) forever covenanted with each D&O Releasees and members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, not to sue, assert any claim against or otherwise seek recovery from, any D&O Releasee or members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives, whether based on tort, fraud, contract or otherwise in connection only with respect to any Released Liabilities of the D&O Releasees or members of the Ad Hoc Committee and their respective directors, officers, employees, attorneys, financial advisors, agents and representatives.

      (c) No release under this Section 10.1 shall be deemed to have been given or effective with respect to any Holder of a Clam or Equity Interest that voted to accept the Plan who submitted a Ballot which is duly marked to indicate that such Holder is not granting such release.

Section 10.2. Avoidance and Recovery Actions

      Effective as of the Effective Date, the Debtors release and waive the right to prosecute any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code or any other Causes of Action or rights to payments of Claims that belong to or could have been raised by the Debtors or their respective Estates, except for any such action which may be pending on the Effective Date as to which the


Plan of Reorganization - Exhibit 99.1  27

Reorganized Debtors' rights shall not be waived and released and the Reorganized Debtors shall retain and may prosecute any such actions; provided, however, that the Debtors specifically release and waive the right to prosecute any Avoidance Actions against the members of the Ad Hoc Committee and their directors, officers, employees, attorneys, financial advisors, agents and representatives.

Section 10.3. Exculpation

      None of the Debtors, the Reorganized Debtors, the Disbursing Agent or the members of the Ad Hoc Committee nor any of their respective current or former members, directors, officers, shareholders, employees, attorneys, financial advisors, agents and representatives shall have or incur any liability to, or be subject to any right of action by, any Holder of any Claim or Equity Interest, or any other party in interest, or any of their respective members, directors, officers, shareholders, employees, attorneys, financial advisors, agents and representatives, or any of their successors or assigns for any act or omission in connection with, or arising out of the Debtors' restructuring, the Chapter 11 Cases, the Disclosure Statement, the Plan, the Plan Documents, the Voting Agreements, the solicitation of votes for, and the pursuit of, confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition activities leading to the promulgation and confirmation of the Plan except for willful misconduct or gross negligence as determined by a Final Order of the Bankruptcy Court. The foregoing parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

Section 10.4. Injunction

      Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that all Entities who have held, hold or may hold Claims against or Equity Interests in the Debtors are, with respect to those Claims and Equity Interests, permanently enjoined, on and after the Confirmation Date, from:

      (a) (i) asserting, commencing or continuing in any manner any action against the Debtors or the Reorganized Debtors or their Affiliates, any action against any of the assets of the Debtors or the Reorganized Debtors or their Affiliates, and any other or further Claim or Equity Interest based upon any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, (ii) the enforcement, attachment, collection or recovery, by any manner or means of any judgment, award or decree or order against the Debtors or the Reorganized Debtors or their Affiliates, (iii) creating, perfecting or enforcing any Lien of any kind against the Debtors, the Reorganized Debtors or their Affiliates, (iv) asserting any setoff, right of subrogation or recoupments of any kind against any obligation due the Debtors, the Reorganized Debtors or their Affiliates, and (v) any action, in any manner, in any place whatsoever, that does not conform or comply with the Plan; and

      (b) all Persons and Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any Claim, Equity Interest, interest, obligation, debt, right, remedy or liability released or to be released pursuant to this Article X; provided, however, that this injunction shall not preclude police or regulatory agencies from fulfilling their statutory duties.

                                   ARTICLE XI

                            RETENTION OF JURISDICTION

Section 11.1. Retention of Jurisdiction

      Notwithstanding the entry of the Confirmation Order, the Bankruptcy Court shall retain such jurisdiction as legally permissible, including, without limitation, jurisdiction to:

      (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including the resolution of any request for payment of any


Plan of Reorganization - Exhibit 99.1  28

Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims or Equity Interests;

      (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

      (c) Resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are party or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any Claims arising therefrom, including those matters related to the amendment after the Effective Date pursuant to Article VI above to add any executory contracts or unexpired leases to the list of executory contracts and unexpired leases to be rejected;

      (d) Ensure that distributions to Holders of Allowed Claims or Allowed Equity Interests are accomplished pursuant to the provisions of the Plan, including ruling on any motion filed pursuant to Article VIII;

      (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

      (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan, including, but not limited to, modification or amendment thereof pursuant to Section 12.4 of the Plan, and all contracts, instruments, releases, indentures and other agreements or documents created under, or in connection with, the Plan or the Disclosure Statement;

      (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the interpretation or enforcement of the Plan or any Person's or Entity's obligations incurred under, or in connection with, the Plan;

      (h) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person or Entity with the occurrence of the Effective Date or enforcement of the Plan, except as otherwise provided herein;

      (i) Resolve any cases, controversies, suits or disputes with respect to the releases, injunction and other provisions contained in Article X and enter such orders as may be necessary or appropriate to implement such releases, injunction and other provisions;

      (j) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

      (k) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created under, or in connection with, the Plan or the Disclosure Statement;

      (l) Enter an order or final decree concluding the Chapter 11 Cases;

      (m) Resolve disputes concerning any reserves with respect to Disputed Claims, Disputed Equity Interests or the administration thereof;

      (n) Resolve any disputes concerning whether a Person or Entity had sufficient notice of the Chapter 11 Cases, the applicable Claims Bar Date, the hearing on the approval of the Disclosure Statement as containing adequate information, the hearing on the confirmation of the Plan for the purpose of determining whether a Claim or Equity Interest is discharged hereunder or for any other purpose;

      (o) Recover all assets of the Debtors and property of the Estates, wherever located, including any Causes of Action under sections 544 through 550 of the Bankruptcy Code to the extent not released and waived pursuant to the terms and conditions of the Plan; and


Plan of Reorganization - Exhibit 99.1  29

      (p) Hear and resolve all matters concerning state, local, and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.1. Dissolution of Committees

      On the Effective Date, all Committees shall dissolve and members shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

Section 12.2. Payment of Statutory Fees

      All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

Section 12.3. Discharge of Debtors

      Except as otherwise provided herein or the Confirmation Order, pursuant to section 1141(d) of the Bankruptcy Code, (1) the rights afforded in the Plan and the treatment of all Claims and Equity Interests therein, shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, known or unknown, including any interest accrued or expenses incurred on such Claims from and after the Petition Date, against the Debtors, the Reorganized Debtors, or any of their Estates, assets or properties, (2) on the Effective Date, all such Claims against, and Equity Interests in the Debtors shall be satisfied, discharged and released in full and
(3) all Persons and Entities shall be precluded from asserting against the Reorganized Debtors, their successors or their assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

Section 12.4. Modification of Plan

      The Debtors reserve the right to alter, amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

Section 12.5. Revocation or Withdrawal of Plan

      The Debtors reserve the right to revoke and withdraw the Plan at any time prior to the Confirmation Date. If the Plan is so revoked or withdrawn, or if the Effective Date does not occur, then the Plan shall be deemed null and void, and of no force or effect.

Section 12.6. Successors and Assigns

      The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign of such Person or Entity.

Section 12.7. Reservation of Rights

      Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order. None of the filing of the Plan, any statement or provision contained herein, or the


Plan of Reorganization - Exhibit 99.1  30
taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors with respect to the Holders of Claims or Equity Interests prior to the Effective Date.

Section 12.8. Section 1145 Exemption

      Pursuant to section 1145(a) of the Bankruptcy Code, any offer, issuance, transfer or exchange of Reorganized Mpower Holding Common Stock under the Plan, or the making or delivery of an offering memorandum or other instrument of offer or transfer related thereto under the Plan shall be exempt from section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security.

Section 12.9. Headings

      Headings utilized in the Plan are for the convenience of reference only and shall not constitute a part of the Plan for any other purpose.

Section 12.10. Governing Law

      Except to the extent that the Bankruptcy Code or other federal law is applicable, the Plan shall be governed by and construed in accordance with the laws of the State of New York.

Section 12.11. Severability

      Except as to terms which would frustrate the overall purposes of the Plan, should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

Section 12.12. Implementation

      The Debtors shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the provisions contained in the Plan.

Section 12.13. Inconsistency

      In the event of any inconsistency among the Plan, the Disclosure Statement, the Plan Documents, any exhibit to the Plan or any other instrument or document created or executed pursuant to the Plan, the provisions of the Plan shall govern.

Section 12.14. Further Assurances

      The Debtors, the Reorganized Debtors and all Holders of Claims and Equity Interests receiving distributions under the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

Section 12.15. Service of Documents

      Any pleading, notice or other document required by the Plan to be served on or delivered to the Debtors shall be sent by first class U.S. mail, postage prepaid to:

           Mpower Holding Corporation
           175 Sully's Trail, Suite 200
           Pittsford, NY  14534
           Attn: Russell I. Zuckerman, Esq.


Plan of Reorganization - Exhibit 99.1  31
           with copies to:

           Shearman & Sterling
           599 Lexington Avenue
           New York, New York  10022
           Attn: Douglas P. Bartner, Esq.,

           and

           Young Conaway Stargatt & Taylor, LLP
           The Brandywine Building Center
           1000 West Street, 17th Floor
           Wilmington, Delaware  19899-0391
           Attn: Pauline K. Morgan, Esq.

Section 12.16. Jurisdiction over Reorganized Mpower Holding and Reorganized MCC

      Notwithstanding the jurisdiction retained in Article XI hereof, from and after the Effective Date, the Bankruptcy Court shall not have the power to issue any order which modifies the Reorganized Mpower Holding Common Stock or Reorganized MCC Common Stock or the rights of the holders thereof with respect to such Common Stock.

Section 12.17. Exemption from Certain Transfer Taxes

      Pursuant to section 1146 of the Bankruptcy Code: (a) the issuance, transfer or exchange of any securities, instruments or documents; (b) the creation of any other Lien, mortgage, deed of trust or other security interest;
(c) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer under, pursuant to, in furtherance of, or in connection with the Plan, including, without limitation, any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan or the reinvesting, transfer or sale of any real or personal property of the Debtors pursuant to, in implementation of, or as contemplated in the Plan, and (d) the issuance, renewal, modification or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including, without limitation, the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

Section 12.18. Compromise of Controversies

      Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims or controversies resolved pursuant to the Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Reorganized Debtors, the Estates, and any Entity holding Claims against the Debtors.

Section 12.19. No Admissions

      Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by an Entity with respect to any matter set forth herein.


Plan of Reorganization - Exhibit 99.1  32

Section 12.20. Filing of Additional Documents

      On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.


Plan of Reorganization - Exhibit 99.1  33

                                             Respectfully Submitted,

                                             MPOWER HOLDING CORPORATION

                                             By:_______________________________
                                                Name:
                                                Title:


                                             MPOWER COMMUNICATIONS CORP.

                                             By:_______________________________
                                                Name:
                                                Title:

                                    EXHIBIT A

                                [TO BE SUPPLIED]

                                    EXHIBIT B

                                [TO BE SUPPLIED]

                                    EXHIBIT C

                                [TO BE SUPPLIED]

                                    EXHIBIT D

                                [TO BE SUPPLIED]